Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS FOURTH QUARTER 2011 RESULTS

Strong Loan Origination Drives Revenue and Earnings Growth

•	Net income was $6.4 million, or $0.12 per diluted share in the quarter and $14.2 million, or $0.27 per diluted share for 2011

•	New funded loan volume exceeded $250 million in the quarter and $850 million for the year, driving annual net loan growth of 8%

•	Weighted average yield on new loans was 7.5% in the quarter

•	Net interest margin increased to 4.77% in the quarter from 3.98%, or 4.61% adjusted for the impact of early debt retirement, in the third quarter

•	Credit costs were consistent with the prior quarter at $4.7 million and the NPA rate declined to 5.6% from 5.8% of loans

•	Book value per share increased $0.15 to $11.42

Boston, February 15, 2012 – NewStar Financial, Inc. (NASDAQ: NEWS), a specialized commercial finance company, today reported net income of $6.4 million, or $0.12 per diluted share for the fourth quarter of 2011. On an adjusted basis, net income was $6.6 million, or $0.13 per diluted share, which reflected $0.2 million after-tax non-cash equity compensation expense related to the 2006 IPO.

The Company also reported that net income for 2011 increased 38% to $14.2 million, or $0.27 per diluted share, compared to $10.2 million, or $0.19 per diluted share in 2010.

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“I am excited about the company’s performance in the fourth quarter. We finished 2011 in a strong position with solid results across all aspects of the business. We also continued to gain momentum with customers in the marketplace and added balance sheet capacity to meet increasing loan demand,” said Tim Conway, NewStar’s Chairman and Chief Executive Officer. “Our financial results reflected strong new business volume and further improvement in our credit performance. Increased loan volume drove loan growth of 8% despite high levels of run-off during the year,” he added. “With solid loan growth, improving margins and credit costs approaching more normalized levels, we generated a 38% increase in net income for 2011. I am pleased with our results and optimistic about 2012 because I believe that we are beginning to once again, demonstrate our earnings capacity and the value of our specialized lending franchise,” he concluded.

Managed and Owned Loan Portfolios

•	Total funded loan origination volume was $257 million in the fourth quarter and $858 million for the full year compared to $190 million in the third quarter and $572 million in 2010.

•

Net loan growth was 3% in the fourth quarter and 8% for the full year as the owned loan portfolio increased to approximately $1.9 billion as of December 31, 2011 from $1.8 billion as of September 30, 2011 and $1.7 billion as of December 31, 2010.

•	Asset-based lending and equipment finance businesses originated $29 million in the fourth quarter, or 15% of new loan volume retained on the balance sheet.

•

The owned loan portfolio remained balanced across industry sectors and highly diversified by issuer. As of December 31, 2011, no outstanding borrowings by a single obligor represented more than 1.5% of total loans outstanding, and the ten largest obligors comprised approximately 10% of the loan portfolio.

•

The managed loan portfolio increased 3% in the fourth quarter and 9% for the full year 2011 to $2.4 billion as of December 31, 2011 reflecting the net impact of new loan origination, which was partially offset by prepayments and scheduled amortization of existing loans.

•

Assets managed for third party institutional investors increased 4% in the fourth quarter and 15% for the year to approximately $518 million at December 31, 2011 compared to $500 million at September 30, 2011 and $452 million at December 31, 2010.

Net Interest Income / Margin

•

Net interest income before provision for credit losses increased to $23.5 million for the fourth quarter of 2011 compared to $18.8 million for the third quarter of 2011. Approximately $3 million of the improvement was due to the impact of the early retirement of debt in the third quarter and the balance was attributable to growth in interest income driven by net loan growth and an increase in the yield on the loan portfolio.

•

Net interest margin widened to 4.77% for the fourth quarter of 2011 compared to 3.98% for the third quarter of 2011. The net interest margin for the third quarter of 2011 reflected the accelerated amortization of deferred financing fees and unamortized discount related to the early retirement of bonds issued by the 2009-1 CLO. The net interest margin for the third quarter of 2011 was 4.61% before the impact of the early retirement of CLO bonds.

•	Adjusting for the impact of non-performing loans, the loan portfolio yield would have been 52 bps higher and net interest margin would have been 5.29%.

Non-Interest Income

•	Non-interest income was $1.9 million for the fourth quarter of 2011 compared to $3.4 million for the third quarter of 2011.

•

Non-interest income in the fourth quarter of 2011 consisted primarily of a $0.6 million gain on the repurchase of debt, $0.7 million of asset management income, and $0.4 million of unused fees on revolving credit commitments, which was partially offset by a $1.5 million loss on certain equity interests retained in connection with various workouts.

Expenses

•	Operating expenses decreased to $11.1 million in the fourth quarter of 2011 compared to $11.9 million in the third quarter of 2011 due primarily to lower professional fees and loan workout costs.

•	The Company had 88 full-time employees as of December 31, 2011.

Income Taxes

•

Deferred income taxes increased modestly to $47.9 million as of December 31, 2011 from $47.1 million as of September 30, 2011. The increase was driven primarily by differences in the timing of when credit costs and equity compensation expenses are recognized according to GAAP and when they are deductible for income tax.

•	Approximately $26.0 million and $13.0 million of the deferred tax asset as of December 31, 2011 were related to our allowance for credit losses and equity compensation, respectively.

Loan Credit Quality

•	Credit performance continued to normalize as key credit metrics improved in the fourth quarter of 2011.

•

Total credit costs (including provision for credit losses and losses on interests retained in connection with workouts of impaired loans) in the fourth quarter were consistent with the prior quarter at $4.7 million.

•	Provision for credit losses to establish additional specific reserves were approximately $0.4 million in the fourth quarter of 2011, down significantly from $6.3 million in the third quarter of 2011.

•	Total provision expense was $4.3 million in the quarter compared to $4.6 million in the third quarter of 2011.

•	The allowance for credit losses decreased to $64.1 million, or 3.52% of loans and 63% of NPLs, at December 31, 2011, compared to $73.0 million, or 4.10% of loans, at September 30, 2011.

•	Two loans with an aggregate balance of $23.9 million as of December 31, 2011 were placed on non-accrual status in the fourth quarter of 2011.

•	Non-performing assets decreased by $37.7 million, or 27%, in 2011 to $102.2 million as of December 31, 2011 and the NPA rate declined from 8.17% to 5.61%.

•

Non-performing assets decreased 2% from the third quarter of 2011. At December 31, 2011, loans with an aggregate outstanding balance of $102.2 million, net of charge-offs, were on non-accrual status compared to loans with an aggregate outstanding balance of $103.8 million, net of charge-offs, at September 30, 2011. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $102.2 million, or 42.8% of their aggregate face amount, as of December 31, 2011.

•	Non-accrual loans with an outstanding balance of $88.8 million and an additional $8.4 million of loans as of December 31, 2011 were also delinquent.

•

Net charge-offs were $13.2 million, or 2.89% of loans on an annualized basis, in the fourth quarter of 2011 compared to $9.4 million, or 2.10% of loans on an annualized basis, in the third quarter of 2011.

Funding and Capital

•	Increased the size of a warehouse credit facility with Wells Fargo from $125 million to $150 million.

•

Increased available liquidity by $25 million through an amendment of a credit facility with Fortress Credit Corp. effective January 27, 2012, increasing the size from $100 million to $125 million and extending the effective maturity by two years.

•	Extended the maturity of a seasoning warehouse credit facility with NATIXIS to May 19, 2012.

•	Maintained balance sheet leverage at 2.4x as of December 31, 2011.

•

Maintained ample liquidity with total cash and equivalents as of December 31, 2011 of $102.3 million, of which $18.5 million was unrestricted. Unrestricted cash decreased from approximately $27.6 million at September 30, 2011 and restricted cash increased from approximately $74.6 million to $83.8 million.

Book Value

•

Book value per share was $11.42 at the end of the fourth quarter 2011 up from $11.27 at the end of the prior quarter primarily due to net income for the quarter and the amortization of equity compensation into stockholders’ equity.

•	Book value per share increased $0.46 in 2011.

Share Count

•

Average diluted shares outstanding were 52.2 million shares for the quarter down from 52.6 million for prior quarter. Total outstanding shares at December 31, 2011 were 49.3 million compared to 49.5 million at September 30, 2011.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through February 18, 2012 by dialing 800-585-8367. International callers should call 404-537-3406. For all replays, please use the passcode 49012850. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $35 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, Dallas TX, Los Angeles CA, Philadelphia, PA, San Francisco CA, and Portland OR. For more detailed transaction and contact information, please visit our website at www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2010 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Annual Report on Form 10-K for the year ended December 31, 2011 with the SEC on or before March 15, 2012 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering and the related impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on pages 7 and 8 of this release.

Adjusted return on average assets means adjusted net income divided by average assets for the period. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less compensation expense related to restricted stock grants made since our inception as a private company. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on pages 7, 11 and 12 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	December 31, 2011	September 30, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$18,468	$27,604	$54,365
Restricted cash	83,815	74,610	178,364
Investments in debt securities, available-for-sale	17,817	11,431	4,014
Loans held-for-sale, net	38,278	31,192	41,386
Loans and leases, net	1,699,187	1,676,651	1,590,331
Deferred financing costs, net	11,997	12,608	15,504
Interest receivable	9,857	8,702	6,797
Property and equipment, net	740	837	879
Deferred income taxes, net	47,902	47,120	48,093
Income tax receivable	293	5,494	5,435
Other assets	18,029	20,075	29,798

Total assets	$1,946,383	$1,916,324	$1,974,966

Liabilities:
Credit facilities	$214,711	$161,909	$108,502
Term debt	1,073,105	1,095,977	1,278,868
Repurchase agreements	64,868	67,554	—
Accrued interest payable	2,853	2,040	4,014
Accounts payable	430	717	242
Other liabilities	26,654	30,739	29,161

Total liabilities	1,382,621	1,358,936	1,420,787
Total stockholders’ equity	563,762	557,388	554,179

Total liabilities and stockholders’ equity	$1,946,383	$1,916,324	$1,974,966

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	December 31, 2011	September 30, 2011	December 31, 2010
Net interest income:
Interest income	$30,877	$29,500	$28,483
Interest expense	7,371	10,683	9,092

Net interest income	23,506	18,817	19,391
Provision for credit losses	4,314	4,408	(768)

Net interest income after provision for credit losses	19,192	14,409	20,159

Non-interest income:
Fee income	1,563	573	983
Asset management income	684	697	664
Gain (loss) on derivatives	(35)	252	(92)
Gain (loss) on sale of loans	—	20	(3)
Gain on acquisition	—	—	5,649
Other income (loss)	(318)	1,862	(343)

Total non-interest income	1,894	3,404	6,858
Operating expenses:
Compensation and benefits	7,823	7,706	7,495
Occupancy and equipment	496	519	543
General and administrative expenses	2,749	3,671	3,192

Total operating expenses	11,068	11,896	11,230

Income before income taxes	10,018	5,917	15,787
Income tax expense	3,650	2,508	6,414

Net income before noncontrolling interest	6,368	3,409	9,373
Net income attributable to noncontrolling interest	—	—	—

Net income	$6,368	$3,409	$9,373

After tax adjustments to net income:
IPO related compensation and benefits expense (1)	201	210	711

Adjusted net income	$6,569	$3,619	$10,084

Net income per share:
Basic	$0.13	$0.07	$0.19
Diluted	$0.12	$0.06	$0.18

Weighted average shares outstanding:
Basic	47,442,907	47,942,803	48,745,084
Diluted	52,166,449	52,618,806	52,749,213

Adjusted net income per share:
Basic	$0.14	$0.08	$0.21
Diluted	$0.13	$0.07	$0.19

Adjusted weighted average shares outstanding:
Basic	47,442,907	47,942,803	48,745,084
Diluted	52,166,449	52,618,806	52,749,213

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Year Ended December 31,
($ in thousands, except per share amounts)	2011	2010
	(unaudited)
Net interest income:
Interest income	$115,680	$112,826
Interest expense	34,953	40,558

Net interest income	80,727	72,268
Provision for credit losses	17,312	32,997

Net interest income after provision for credit losses	63,415	39,271

Non-interest income:
Fee income	3,070	2,409
Asset management income	2,635	2,872
Gain on derivatives	242	28
Gain (loss) on sale of loans	128	(116)
Gain on acquisition	—	5,649
Other income	(2,008)	7,854

Total non-interest income	4,067	18,696
Operating expenses:
Compensation and benefits	30,144	26,418
Occupancy and equipment	2,036	2,094
General and administrative expenses	11,751	12,101

Total operating expenses	43,931	40,613

Income before income taxes	23,551	17,354
Income tax expense	9,403	6,935

Net income before noncontrolling interest	14,148	10,419
Net income attributable to noncontrolling interest	—	(187)

Net income	$14,148	$10,232

After tax adjustments to net income:
IPO related compensation and benefits expense (1)	918	2,449

Adjusted net income	$15,066	$12,681

Net income per share:
Basic	$0.29	$0.21
Diluted	$0.27	$0.19

Weighted average shares outstanding:
Basic	48,106,032	49,449,314
Diluted	52,925,924	52,548,104

Adjusted net income per share:
Basic	$0.31	$0.26
Diluted	$0.28	$0.24

Adjusted weighted average shares outstanding:
Basic	48,106,032	49,449,314
Diluted	52,925,924	52,548,104

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands)	December 31, 2011	September 30, 2011	Decembers 31, 2010
Performance Ratios:
Return on average assets	1.32%	0.71%	1.93%
Return on average equity	4.50	2.41	6.76
Net interest margin, before provision	4.77	3.98	4.01
Efficiency ratio	43.57	53.53	42.78
Portfolio yield	6.61	6.58	6.33

Credit Quality Ratios:
Delinquent loan rate (at period end)	5.34%	4.72%	6.74%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	0.46	0.47	0.50
Non-accrual loan rate (at period end)	5.61	5.83	7.98
Non-performing asset rate (at period end)	5.61	5.83	8.17
Annualized net charge off rate (end of period loans)	2.89	2.10	1.38
Annualized net charge off rate (average period loans)	2.89	2.12	1.32
Allowance for credit losses ratio (at period end)	3.52	4.10	4.99

Capital and Leverage Ratios:
Equity to assets	28.96%	29.09%	28.06%
Debt to equity	2.40	x	2.38	x	2.50	x
Book value per share	$11.42	$11.27	$10.96

Average Balances:
Loans and other debt products, gross	$1,852,525	$1,778,988	$1,782,540
Interest earning assets	1,954,471	1,877,897	1,917,295
Total assets	1,916,742	1,900,623	1,930,917
Interest bearing liabilities	1,328,051	1,286,503	1,327,025
Equity	561,825	560,821	549,830

Allowance for credit loss activity:
Balance as of beginning of period	$73,038	$78,040	$91,468
General provision (credit) for credit losses	3,918	(1,922)	(8,763)
Specific provision for credit losses	396	6,330	7,995
Net charge offs	(13,240)	(9,410)	(5,919)

Balance as of end of period	$64,112	$73,038	$84,781

Supplemental Data (at period end):
Investments in debt securities, gross	$25,298	$17,298	$6,468
Loans held-for-sale, gross	38,837	31,786	42,228
Loans held-for-investment, gross	1,820,193	1,781,917	1,698,238

Loans and investments in debt securities, gross	1,884,328	1,831,001	1,746,934
Unused lines of credit	252,288	241,902	270,793
Standby letters of credit	6,462	8,768	8,737

Total funding commitments	$2,143,078	$2,081,671	$2,026,464

Loan portfolio	$1,884,328	$1,831,001	$1,746,934
Loans owned by NewStar Credit Opportunities Fund	517,596	499,780	451,929

Managed loan portfolio	$2,401,924	$2,330,781	$2,198,863

Loans held-for-sale, gross	$38,837	$31,786	$42,228
Loans held-for-investment, gross	1,820,193	1,781,917	1,698,238

Total loans, gross	1,859,030	1,813,703	1,740,466
Deferred fees, net	(57,865)	(33,212)	(24,247)
Allowance for loan losses - general	(23,022)	(19,126)	(24,152)
Allowance for loan losses - specific	(40,678)	(53,522)	(60,350)

Total loans, net	$1,737,465	$1,707,843	$1,631,717

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Year Ended December 31,
($ in thousands)	2011	2010
Performance Ratios:
Return on average assets	0.75%	0.51%
Return on average equity	2.52	1.87
Net interest margin, before provision	4.28	3.60
Efficiency ratio	51.81	44.74
Portfolio yield	6.50	6.02

Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	2.09	3.69
Annualized net charge off rate (average period loans)	2.15	3.36

Average Balances:
Loans and other debt products, gross	$1,776,195	$1,870,178
Interest earning assets	1,886,165	2,007,908
Total assets	1,885,407	2,016,264
Interest bearing liabilities	1,286,256	1,430,526
Equity	560,617	546,974

Allowance for credit loss activity:
Balance as of beginning of period	$84,781	$114,470
General provision (credit) for credit losses	(1,470)	(14,698)
Specific provision for credit losses	18,782	47,695
Net charge offs	(37,981)	(62,686)

Balance as of end of period	$64,112	$84,781

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	December 31, 2011	September 30, 2011	December 31, 2010
Performance Ratios:
Return on average assets	1.36%	0.76%	2.07%
Return on average equity	4.64	2.56	7.28
Efficiency ratio	42.33	51.90	39.74

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$11,068	$11,896	$11,230
Less: IPO related compensation and benefits expense (2)	317	364	798

Adjusted operating expenses	$10,751	$11,532	$10,432

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Year Ended December 31,
($ in thousands)	2011	2010
Performance Ratios:
Return on average assets	0.80%	0.63%
Return on average equity	2.69	2.32
Efficiency ratio	49.98	40.72

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$43,931	$40,613
Less: IPO related compensation and benefits expense (2)	1,550	3,647

Adjusted operating expenses	$42,381	$36,966

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	December 31, 2011		September 30, 2011		December 31, 2010

Portfolio Data:
First mortgage	$252,927	13.4%	$252,311	13.8%	$264,156	15.1%
Senior secured asset-based	114,585	6.1	109,084	6.0	73,764	4.2
Senior secured cash flow	1,439,181	76.4	1,402,856	76.6	1,356,805	77.7
Other	77,635	4.1	66,750	3.6	52,209	3.0

Total	$1,884,328	100.0%	$1,831,001	100.0%	$1,746,934	100.0%

Leveraged Finance	$1,501,175	79.7%	$1,457,512	79.6%	$1,396,934	80.0%
Real Estate	271,381	14.4	270,736	14.8	282,610	16.2
Business Credit	111,772	5.9	102,753	5.6	67,390	3.8

Total	$1,884,328	100.0%	$1,831,001	100.0%	$1,746,934	100.0%